Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Noventiq Holding Company

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share (3)	457(f)(1) 457(c)	51,919,938	$10.71 (6)	$556,062,535.98	0.00014760	$82,074.83
	Equity	Warrants to purchase ordinary shares (4)	457(f)(1) 457(c)	17,133,333	$0.06 (7)	$1,027,999.98	0.00014760	$151.73
	Equity	Ordinary shares underlying warrants (5)	457(f)(1) 457(c)	17,133,333	$11.50 (8)	– (9)	-	-
	Total Offering Amounts					$557,090,535.96		$82,226.56
	Net Fee Due							$82,226.56

(1)	Ordinary shares registered hereby, at the option of any shareholder, may be represented by American Depositary Shares (the "ADSs"), each of which represents the right to receive one ordinary share of the Registrant. The ADSs issuable on deposit of the ordinary shares registered hereby will be registered pursuant to a separate Registration Statement on Form F-6.

(2)	All securities being registered will be issued by Noventiq Holding Company, a Cayman exempted company ("Parent"). In connection with the business combination described in this registration statement and the enclosed proxy statement/prospectus (the "Business Combination"), the Registrant, Corner Growth Acquisition Corp. ("CGAC"), Noventiq Holdings Plc ("Noventiq"), Noventiq Merger 1 Limited ("CGAC Merger Sub") and Corner Growth SPAC Merger Sub, Inc. ("Noventiq Merger Sub") entered into an amended and restated business combination agreement, dated December 29, 2023 (the "Business Combination Agreement"), which provides, among other things, that (i) CGAC will merge with and into CGAC Merger Sub (the "CGAC Merger," and together with the CGAC Merger, the "Mergers"), with CGAC Merger Sub surviving the CGAC Merger as a wholly-owned subsidiary of the Registrant and (ii) Noventiq Merger Sub will merge with and into Noventiq (the "Noventiq Merger"), with Noventiq surviving the Noventiq Merger as a wholly-owned subsidiary of the Registrant. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The number of ordinary shares of the Registrant being registered that the Registrant estimates to be the maximum number of its ordinary shares to be issued upon completion of the Business Combination, consisting of (i) 5,419,938 ordinary shares of the Registrant that will issued to the shareholders of CGAC pursuant to the Business Combination and (ii) 33,000,000 ordinary shares of the Registrant that will issued to the shareholders of Noventiq pursuant to the Business Combination, including 15,000,000 ordinary shares of the Registrant issuable upon the vesting of contingent share rights, in each case as contemplated by the Business Combination Agreement.

(4)	The number of warrants to acquire shares of CGAC Class A ordinary shares being registered represents 17,133,333 warrants.

(5)	Consists of ordinary shares of the Registrant issuable upon exercise of Registrant's warrants. Each warrant will entitle the warrant holder to purchase one ordinary share of the Registrant at a price of $11.50 per share (subject to adjustment).

(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the CGAC Class A ordinary shares on the Nasdaq Capital Market on December 26, 2023 ($10.71 per share), in accordance with Rule 457(f)(1) of the Securities Act.

(7)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the CGAC Public Warrants on the Nasdaq Capital Market on December 26, 2023 ($0.06 per warrant), in accordance with Rule 457(f)(1) of the Securities Act.

(8)	Represents the exercise price of the Registrant's warrants.

(9)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

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